Exhibit 23.2

Consent of Independent Auditors

The Board of Directors

IMTT Holdings Inc. and Subsidiaries:

We consent to the use of our report dated February 13, 2014, with respect to the consolidated balance sheets of IMTT Holdings Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, shareholders’ (deficit) equity, and cash flows for the years then ended, incorporated herein by reference.

/s/ KPMG LLP

New Orleans, Louisiana

May 20, 2015